EX-10.1

Universal Technical Institute, Inc.
2003 Incentive Compensation Plan, as amended
ARTICLE 1
PURPOSE

1.1 GENERAL. The purpose of the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan (the “Plan”) is to promote the success and enhance the value of Universal Technical Institute, Inc. (the “Company”) by linking the personal interests of its Board members, employees, officers, and executives of, and consultants and advisors to, the Company to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to shareholders of the Company. The Plan is also intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
EFFECTIVE DATE

2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). The Plan must be approved by the Company’s shareholders within 12 months after the Effective Date. The Plan will be considered approved by the Company’s shareholders if it receives the affirmative vote of the holders of a majority of the shares of Company’s stock present or represented and entitled to vote at a meeting duly held in accordance with the Company’s Bylaws or by written consent of a majority of the Company’s shareholders in lieu of a meeting. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan is approved by the Company’s shareholders. If the Company’s shareholders do not approve the Plan within 12 months after the Effective Date, any Award previously made is automatically canceled without any further act.

ARTICLE 3
DEFINITIONS

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase will be given the meaning in this Section or in Sections 1.1 or 2.1 unless otherwise indicated. The following words and phrases will have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Performance-Based Award, or IPO Award granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (except as otherwise provided in an Award Agreement) any of the following: (i) Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving embezzlement, conversion of property or moral turpitude; (ii) a finding by a majority of the Board of Directors of Participant’s fraud, embezzlement or conversion of the Company’s property; (iii) Participant’s conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds or the unlawful use, possession or sale of illegal substances; (iv) an administrative or judicial determination that Participant committed fraud or any other violation of law involving federal, state or local government funds; (v) a finding by a majority of the Board of Directors of Participant’s knowing breach of any of Participant’s fiduciary duties to the Company or the Company’s stockholders or making of a misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company; (vi) Participant’s alcohol or substance abuse, which materially interferes with Participant’s ability to discharge the duties, responsibilities and obligations to or for the Company; provided, that Participant has been given notice and 30 days from such notice fails to cure such abuse; and (vii) Participant’s personal (as opposed to the Company’s) material and knowing failure, to observe or comply with applicable laws whether as an officer, stockholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company’s ongoing business, operations, conditions, other business relationship or properties.

Any rights the Company or any of its Subsidiaries has to determine the existence of events giving rise to Cause are in addition to the rights the Company or any of its Subsidiaries may have under any other agreement with the Participant or at law or in equity. If, after a Participant’s termination of employment or services, the Company discovers that the Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services will, in the Board’s sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(e) “Change of Control” means: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person or group of related persons under Section 13(d) of the Exchange Act (“Group”); (ii) the Company’s shareholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group becomes the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or Group has the power and authority to vote such shares; (iv) any person or Group acquires sufficient shares of Voting Stock to elect a majority of the members of the Board; or (v) the completion of a merger or consolidation of the Company with another entity in which holders of the Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation in the transaction. Notwithstanding the foregoing, in no event will a Change of Control be deemed to have occurred as a result of an initial public offering of the Stock.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee of the Board described in Article 4.

(h) “Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Disability” means (unless otherwise defined in an employment agreement between the Company or any of its Subsidiaries and the Participant or in the Participant’s Award Agreement) any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company or Subsidiary, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder, which in the Committee’s sole judgment is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures established by the Committee. Unless otherwise determined by the Committee the Fair Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of IPO Awards and Awards effective as of the effective date of the Company’s initial public offering, fair market value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.

(l) “Good Reason” means when used with reference to a voluntary termination by Participant of Participant’s employment or service with the Company, shall mean (i) a material reduction in Participant’s authority, perquisites, position or responsibilities (other than such a reduction which affects all of the Company’s senior executives on a substantially equal or proportionate basis), or (ii) a requirement that Participant relocate greater than 50 miles from Participant’s primary work location.

(m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “IPO Award” means the Option granted to each eligible Participant pursuant to Article 12.

(o) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor provision.

(p) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(q) “Option” means a right granted to a Participant under Article 7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Participant” means a person who, as a Board member, employee, officer, or executive of, or consultant or advisor providing services to, the Company or any Subsidiary, has been granted an Award under the Plan.

(s) “Performance-Based Awards” means Awards subject to the terms and conditions of Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. To the extent that the Committee desires to have an Award granted under any provision of the Plan to qualify as “performance-based compensation” under Section 162(m) of the Code, such Award shall comply with the terms of Article 11.

(t) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. One or more of the following business criteria for the Company, on a consolidated basis, and/or for Subsidiaries, divisions or for business or geographical units of the Company and/or a Subsidiary shall be used by the Committee in establishing Performance Goals for Performance-Based Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company (as a group, for purposes of this definition, these are referred to as “Profit Measures”); (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) capacity utilization; (15) contract and/or applicant growth; (16) average number of students; (17) number of students enrolled; (18) Profit Measures per training hour; (19) Profit Measures per student (20) Retention/persistence of students; (21) Graduation rates; (22) Course/program length; (23) Reduction on cycle time for funding; (24) Profit Measures per square foot of facility; (25) Number of students per instructor; (26) Revenue for on-line training; (27) Revenue for international training; (28) Revenue for new business; (29) Number of seats available and utilized; (30) Number of training hours provided; (31) Reduction in total salaries per student; (32) Reduction in semi-variable costs; (33) Placement rates; (34) Full time equivalents employed per student; (35) Full time equivalents per training hour provided; (36) Employee retention; (37) Student show rates. Any of the above goals may be determined on an absolute or relative basis or, if applicable, as compared to the performance of a published or special index deemed relevant by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.

(u) “Performance Goals” means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the Performance Goals being “substantially uncertain” at the time such Performance Goals are set. The Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the Performance Goals it determines to use for a Performance Period for a Participant. The Committee shall adjust either the Performance Goals or the actual results to exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) a change in accounting standards required by generally accepted accounting principles or (iv) in response to, or in anticipation of, changes in applicable laws or regulations affecting the Company or the Performance Goal.

(v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(w) “Performance Share” means a right granted to a Participant under Article 9 and denominated in shares of Stock, to receive cash, Stock, or other Awards, the payment of which is contingent on achieving certain Performance Goals established by the Committee.

(x) “Performance Unit” means a right granted to a Participant under Article 9 and denominated in cash, to receive cash, Stock, other Awards or other property, the payment of which is contingent on achieving certain Performance Goals established by the Committee.

(y) “Plan” means the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan, as amended.

(z) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(aa) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 14.

(bb) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive cash, Stock, or other Awards, all as determined pursuant to Article 8.

(cc) “Stock Unit” means a right granted to a Participant under Article 10 to receive cash, Stock, or other Awards, pursuant to the terms of Article 10.2.

(dd) “Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, a majority of the outstanding voting stock or voting power.

ARTICLE 4
ADMINISTRATION

4.1 COMMITTEE. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee in this Plan will refer to the Board if the Board does not appoint a Committee.

4.2 ACTION BY THE COMMITTEE. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, any executive compensation consultant or other professional retained by the Company to assist in the Plan’s administration.

4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type of Awards granted to each Participant;

(c) Determine the number of Awards granted and the number of shares of Stock to which an Award will relate;

(d) Except as otherwise provided in the Plan, determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for grant under the Plan will be 5,280,972.

5.2 LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available to the Committee to grant Awards under the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON NUMBER OF SHARES AND CASH SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 14.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company is 1,000,000. For Performance-Based Awards that are payable in cash, the maximum amount payable to any one Participant for any fiscal year of the Company equals the product of 1,000,000 and the Fair Market Value of the Stock as of the first day of the Company’s fiscal year.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY

(a) GENERAL. Persons eligible to participate in this Plan include all Board members, employees, officers, and executives of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee.

(b) FOREIGN PARTICIPANTS. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee is authorized to provide for any special terms it considers necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve any supplements to, or amendments, restatements, or alternative versions of the Plan as it considers necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions may increase the share limitations contained in Section 5.1 of the Plan.

6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award under this Plan.

ARTICLE 7
STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement; provided, however, that the Option’s exercise price per share of Stock may not be less than the Fair Market Value per share of Stock on the date of grant.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment or services are terminated for Cause.

(c) PAYMENT. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants

(d) EVIDENCE OF GRANT. All Options will be evidenced by a written Award Agreement, which Agreement will include such provisions as determined by the Committee.

7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options will be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The per share exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE. No Incentive Stock Option may be exercisable for more than ten years after the date of its grant.

(c) LAPSE OF OPTION. An Incentive Stock Option will lapse under the following circumstances.

(1) The Incentive Stock Option will lapse ten years from the date it is granted, unless it lapses earlier under the Award Agreement.

(2) Unless otherwise provided in the Award Agreement, an Incentive Stock Option will lapse upon a Participant’s termination of employment for Cause or for any other reason (other than the death or Disability).

(3) If the Participant terminates employment because of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option will lapse, unless it is sooner exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant not become Disabled or lived and had remain employed; or (ii) 12 months after the date of the Participant’s termination of employment because of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Option exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option under the applicable laws of descent and distribution.

(d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the grant date) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

(e) TEN PERCENT OWNERS. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock only if such Option is granted at a price that is not less than 110% of Fair Market Value on the grant date and the Option is exercisable for no more than five years from the grant date.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) RIGHT TO EXERCISE. An Incentive Stock Option may be exercised only by the Participant during his or her lifetime.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the SAR as determined by the Committee, which will not be less than the Fair Market Value of a share of Stock on the date of grant.

(b) OTHER TERMS. All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement.

ARTICLE 9
PERFORMANCE AWARDS

9.1 GRANT OF PERFORMANCE SHARES AND UNITS. The Committee is authorized to grant Performance Shares and Performance Units to Participants on such terms and conditions as determined by the Committee. The Committee has the discretion to determine the number of Performance Shares and /or Performance Units granted to each Participant and such other terms and conditions of such grant, all as set forth in the Award Agreement. A Performance Share Award shall list in the Award Agreement the maximum number of shares of Stock subject to the Award. A Performance Unit Award shall list in the Award Agreement the maximum amount of cash subject to the Award and each Performance Unit shall equal a maximum payment of one U.S. Dollar.

9.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee will establishes at grant or thereafter. Subject to the terms of the Plan, the Committee will set performance goals and other terms or conditions to payment of the Performance Shares and Performance Units, in its discretion, which, depending on the extent to which they are met, will determine the number and value of Performance Shares and the Performance Units that will be paid to the Participant.

9.3 OTHER TERMS. Performance Shares and Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and as set forth in the Award Agreement.

9.4 CASH BONUSES. The Committee is authorized to grant cash bonuses to Participants on such terms and conditions as determined by the Committee subject to the terms of the Plan. The purpose of granting cash bonuses under the Plan is to qualify such cash bonuses as “performance-based compensation” under Section 162(m) of the Code pursuant to Article 11 below.

ARTICLE 10
STOCK AWARDS

10.1 RESTRICTED STOCK AWARDS

(a) GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.

(b) ISSUANCE AND RESTRICTIONS. Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c) FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(d) CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced as determined by the Committee. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

10.2 STOCK UNIT AWARDS

(a) GRANT OF STOCK UNITS. The Committee is authorized to make Awards of Stock Units to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.

(b) ISSUANCE AND RESTRICTIONS. Stock Units will be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination, at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c) FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, a Stock Unit that is at that time is unvested or otherwise subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in any case waive, in whole or in part, restrictions or forfeiture conditions relating to Stock Units.

(d) DELIVERY AND PAYMENT. The Committee may determine, in its discretion, the timing of the delivery of any payment for Stock Units and the form such payment shall take. Delivery may be promptly after vesting or the restrictions with respect to the Stock Units have lapsed or at such later time, as determined by the Committee. Payment may be made in cash, Stock, other Awards, other property or any combination of the foregoing, as determined by the Committee, either at the time of grant and memorialized in the Award Agreement or at any time prior to delivery.

ARTICLE 11
PERFORMANCE-BASED AWARDS

11.1 PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify Awards granted under the Plan as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award, the provisions of this Article 11 will control notwithstanding any contrary provision in the Plan.

11.2 APPLICABILITY. This Article 11 will apply only to those employees selected by the Committee to receive Performance-Based Awards who, the Committee believes, are, or are likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, Covered Employees. The Committee may, in its discretion, grant Awards to employees who are or may become Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee or any other employee as a Participant for a Performance Period does not entitle the Participant to receive an Award for the period. Moreover, the designation of a Covered Employee or other employee as a Participant for a particular Performance Period will not require designation of such Covered Employee or other employee as a Participant in any subsequent Performance Period and designation of one Covered Employee or other employee as a Participant will not require designation of any other Covered Employees or other employees as Participants in such period or in any other Performance Period.

11.3 GRANT OF PERFORMANCE-BASED AWARDS. Subject to the requirements of Section 162(m) of the Code, the Committee is authorized to grant to Participants Awards that also qualify as Performance-Based Awards in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the applicable Award Agreements. The Award Agreement for each Performance-Based Award shall state the Performance Goals to be achieved, the length of the Performance Period and all other material terms necessary to comply with Section 162(m) of the Code.

11.4 PAYMENT OF PERFORMANCE AWARDS. A Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual payment of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

ARTICLE 12
IPO AWARDS

12.1 IPO AWARDS. IPO Awards will be awarded to Participants selected by the Committee and will be subject to the following terms and conditions:

(a) EFFECTIVE DATE OF AWARDS. The effective date of the IPO Awards will be the date of the Company’s initial public offering of Stock.

(b) EXERCISE PRICE FOR AWARDS. Notwithstanding anything in the Plan to the contrary, the exercise price per share of Stock under the IPO Awards will be the price at which the Company’s Stock is offered to the public in its initial public offering of Stock (“IPO Price”).

(c) AMOUNT OF THE IPO AWARDS. Each Participant selected to receive an IPO Award and who became an employee by the Company on or after October 21, 2001, will be entitled to receive an Option to purchase 50 shares of Stock. Each Participant selected to receive an IPO Award and who became an employee by the Company before October 21, 2001, will be entitled to receive an Option to purchase 100 shares of Stock. Such Option will be designated as a Non-Qualified Stock Option.

(d) TIME AND CONDITIONS OF EXERCISE. The IPO Awards will become fully exercisable on the first anniversary of the date of grant. Unless otherwise provided in the Award Agreement, the IPO Award will lapse upon a Participant’s termination of employment or service with the Company or a Subsidiary for any reason, and will include such other provisions as may be specified by the Committee.

(e) PAYMENT. The Committee will determine the methods by which the exercise price of the IPO Awards may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

(f) EVIDENCE OF GRANT. All IPO Awards will be evidenced by an Award Agreement.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

13.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2 EXCHANGE PROVISIONS. Subject to Section 16.14 and the other terms set forth herein, the Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

13.3 TERM OF AWARD. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

13.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution. Notwithstanding the foregoing, no Participant may transfer any Option or SAR awarded to such Participant under the Plan to third parties for consideration without the receipt of the affirmative vote of the holders of a majority of the shares of the Company’s stock present or represented and entitled to vote at a meeting held in accordance with the Company’s Bylaws or by written consent of a majority of the Company’s shareholders in lieu of a meeting.

13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.

A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company will not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

13.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs and, within one year after the Change of Control, a Participant’s employment or service with the Company is terminated without Cause or, a Participant terminates employment or services with the Company for Good Reason, all outstanding Options, Stock Appreciation Rights, and other Awards will become fully exercisable and all restrictions on outstanding Awards will lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options will be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and will give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, will determine.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

14.1 GENERAL

(a) SHARES AVAILABLE FOR GRANT AND LIMITS. If there is any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards pursuant to Section 5.1 and the maximum number of shares of Stock which may be granted to any one person in a single calendar year pursuant to Section 5.4 will be appropriately adjusted by the Committee. If there is any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted pursuant to Section 5.1 and the maximum number of shares of Stock which may be granted to any one person in a single calendar year pursuant to Section 5.4, as the Committee may deem appropriate.

(b) OUTSTANDING AWARDS — INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the shareholders of the Company, if there is any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee will proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

(c) OUTSTANDING AWARDS — CERTAIN MERGERS. Subject to any required action by the shareholders of the Company, if the Company is the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation will pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

(d) OUTSTANDING AWARDS — OTHER CHANGES. If any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 14, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(e) NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 15
AMENDMENT, MODIFICATION, AND TERMINATION

15.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

15.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, including without limitation, the provisions of Article 14, no termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 16
GENERAL PROVISIONS

16.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

16.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

16.3 WITHHOLDING. The Company or any Subsidiary has the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations. Any shares of Stock withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Plan and shall remain available for issuance hereunder.

16.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

16.8 EXPENSES. The Company and its Subsidiaries will pay the expenses of administering the Plan.

16.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and if there is any conflict, the text of the Plan, rather than such titles or headings, will control.

16.10 FRACTIONAL SHARES. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

16.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

16.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 GOVERNING LAW. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Arizona.

16.14 NO AUTHORITY TO REPRICE. Other than in connection with a change in the Company’s capital structure (as described in Article 14 of this Plan), neither the Committee nor the Board shall have the authority to reprice any outstanding Option or SAR without the prior approval of the Company’s shareholders. “Repricing” means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or the grant price of a SAR after it is granted; (ii) repurchasing an Option or SAR for cash; (iii) any other action that is treated as a repricing under generally accepted accounting principles; or (iv) canceling an Option or SAR at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for another Option or SAR, a Restricted Stock Award or other equity, unless the cancellation and exchange occurs in connection with a change in the Company’s capital structure (as described in Article 14 of this Plan).